EXHIBIT 10.2

AMENDMENT NO. 1 TO
RESTRICTED STOCK UNIT AWARD AGREEMENT

WHEREAS, James M. Karis was granted a Restricted Stock Unit award for 239,417 shares on July 12, 2012 (the “RSU Award”) pursuant to a Restricted Stock Unit Award Grant Notice and Agreement between CollabRx, Inc. (f/k/a Tegal Corporation) (the “Company”) and Mr. Karis (the “RSU Agreement”);

WHEREAS, the RSU Award is subject to time-based vesting so long as Mr. Karis remains an Employee, Director or Consultant (each as defined in the RSU Agreement) on each applicable vesting date;

WHEREAS, Mr. Karis will resign as the Company’s Co-Chief Executive Officer effective December 31, 2012, but will continue to serve as a director of the Company and will provide services to the Company as a consultant; and

WHEREAS, the Company and Mr. Karis desire to amend the RSU Agreement to terminate the vesting of the RSU Award concurrently with Mr. Karis’s resignation as Co-Chief Executive Officer, notwithstanding his continued service as a director and consultant, such that 23,921 shares of the RSU Award shall be vested and the remainder of the RSU Award shall be cancelled.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the RSU Agreement is amended as follows:

1.	The definition of “Termination of Services” is hereby amended in its entirety and replaced with the following::

“‘Termination of Services’ shall mean the Participant’s Termination of Employment.”

2.	The Vesting Schedule of the RSU Agreement is amended and restated in its entirety as follows:

“23,921 RSUs shall vest on the Vesting Commencement Date.  17,970 RSUs shall vest on each of the 9-month anniversary and the 12-month anniversary of the Vesting Commencement Date, subject to Participant’s continued status as an Employee (and the absence of a Termination of Services) on each applicable vesting date.  Thereafter, 14,963 RSUs shall vest each quarter, such that all of the RSUs shall be vested on the 4-year anniversary of the Vesting Commencement Date, subject to Participant’s continued status as an Employee.  For the avoidance of doubt, no RSUs shall vest for service provided as a Director or Consultant, unless the Participant is also an Employee at such time.”

3.
This Amendment may be executed in counterparts and each of such counter-part shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

4.	Other than as amended hereby, the RSU Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 to Restricted Stock Unit Award Agreement has been entered into as of the date set forth below.

GRANTEE:	COLLABRX, INC.

/s/ James M. Karis	By:	/s/ Thomas R. Mika
James M. Karis	Name:	Thomas R. Mika
	Title:	Co-Chief Executive Officer

December 7, 2012	December 7, 2012
Date	Date